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                                                                    EXHIBIT 10.3


                                 CALL AGREEMENT


        THIS CALL AGREEMENT (this "Agreement") dated as of December 25, 1999, is entered into by and between Richard T. Harrison, an individual ("Harrison"), and Venture Catalyst Incorporated, formerly known as Inland Entertainment Corporation, a Utah corporation (the "Company").

                                    RECITALS:

        A. Harrison is the owner of 750,000 shares of the Company's common stock, par value $.001 per share, represented by Certificate No. SD3572 (which, together with any other shares of the Company's common stock subsequently acquired by Harrison, are referred to herein as the "Shares").

        B. Harrison and the Company have entered into that certain Settlement and Release Agreement dated as of the date hereof (as the same may be amended, modified or restated from time to time, the "Settlement Agreement").

        C. Harrison and the Company have entered into that certain Stock Pledge Agreement, dated as of the date hereof, between Harrison and the Company (as the same may be amended, modified or restated from time to time, the "Stock Pledge Agreement")

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The Company's Call Option. In consideration for the Company's entering into the Settlement and Release Agreement and the Company's payment of $20,000 on the date hereof, Harrison hereby grants to the Company the right and option (the "Call Option") to require Harrison to sell to the Company all or a part of the Shares at an exercise price of $2.50 per Share. The Call Option shall be exercisable in accordance with the provisions hereof at any time for a period of two years, from December 25, 1999 to December 25, 2001 after the date hereof.

        2. Manner of Exercise. The Call Option may be exercised by the Company from time to time during the exercise period for all or a part of the Shares by means of a written notice of exercise signed by an authorized officer of the Company and given to Harrison.


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        3. Payment and Delivery. Within five (5) days after the receipt of notice delivered to Harrison by the Company pursuant to Section 2, Harrison shall deliver to the Company the Shares free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, and the Company shall pay to Harrison the purchase price therefor; provided, however, that if there is a lien on any of the Shares pursuant to the Stock Pledge Agreement, the Company or any other person exercising the Call Option shall be entitled to deduct from the purchase price the amount necessary to satisfy such lien in order to satisfy such lien and pay such amount to the lienholder.

        4. Representations, Warranties and Covenants of Harrison. Harrison represents and warrants to the Company that:

                (a) This Agreement constitutes the valid, binding and enforceable obligation of Harrison.

                (b) Harrison shall defend Harrison's title to the Shares and sole beneficial ownership thereof against all persons claiming an interest therein except the Company or any person claiming through the Company.

                (c) Except for the restrictions imposed by the Stock Pledge Agreement and restrictions on offerings and sales of securities imposed by applicable securities laws of the United States of America or any state or commonwealth thereof, there are not and will not be during the terms of this Agreement any restrictions upon the sale or other disposition of any of the Shares.

                (d) Except as contemplated by Section 4(c), Harrison has good and valid title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, and Harrison now has and will have during the term of this Agreement, without obtaining the consent of any governmental authority, stock exchange or any other person except the Company, the right to pledge, to grant a security interest in, and otherwise to transfer and dispose of the Shares free of any liens, security interests and encumbrances, and free of any rights or equities in favor of any other persons, except those created by this Agreement.

                (e) During the term of this Agreement, (i) Harrison shall not sell, transfer, assign or otherwise dispose of, grant any option with respect to, or mortgage, pledge (other than pursuant to the Stock Pledge Agreement or this Agreement) or otherwise encumber the Shares or any interest therein, and
(ii) if the Shares are foreclosed upon or become undeliverable, Harrison shall provide to the Company replacement shares of the Company's common stock.


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        5. Authorization and Request. Harrison hereby (i) authorizes the
Company's Transfer Agent to deliver the Shares to the Company upon the exercise of the Call Option to the extent that the Shares are held by the Company's Transfer Agent; and (ii) requests the Company's Transfer Agent that all certificates for the Shares be legended to the effect that such Shares are subject to the terms of this Agreement and the Stock Pledge Agreement.

        6. Transferability of the Call Option; Restrictive Legend. The Call Option shall be freely transferable by the Company. Each certificate for the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CALL AGREEMENT AND A STOCK PLEDGE AGREEMENT, EACH BY AND BETWEEN VENTURE CATALYST INCORPORATED, FORMERLY KNOWN AS INLAND ENTERTAINMENT CORPORATION, AND RICHARD T. HARRISON, AND EACH DATED AS OF DECEMBER 25, 1999, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY, AND ARE HELD AND MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH."

        7. Termination. The Call Option shall terminate on December 25, 2001.

        8. Miscellaneous.

                (a) Waivers. No failure to exercise and no delay in exercising on the part of the Company, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The failure of the Company to insist upon the strict observance or enforcement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such provision. Any waiver of any right, power, remedy, term or condition contained herein shall only be effective if it is in writing and signed by the Company.

                (b) Survival of Agreements, etc. All representations, warranties, covenants and agreements made by Harrison in this Agreement or in any instrument, document or certificate furnished hereunder or in connection herewith shall be deemed to have been relied upon by the Company, notwithstanding any investigation heretofore or hereafter made by the Company, and shall survive the delivery of this Agreement and the incurrence of any obligations.


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                (c) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered; (ii) if sent by telecopy, facsimile or other electronic means; or (iii) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested and properly addressed as follows:

                        If to Harrison, to:

                               Richard T. Harrison
                               747 Golden Park Avenue
                               San Diego, California 92106
                               Fax: (619) 239-5601, c/o Richard E. Sparber, Esq. e-mail : rsparber@sddowntown.sfprdom.sfpr.com with a copy to:

                               Sparber, Ferguson, Ponder & Ryan
                               701 B Street, 10th Floor
                               San Diego, California 92101-8103
                               Attn:  Richard E. Sparber, Esq.
                               Fax:  (619) 239-5601
                               e-mail: rsparber@sddowntown.sfprdom.sfpr.com

                        If to the Company, to:

                               Venture Catalyst Incorporated
                               16868 Via Del Campo Court, Suite 200
                               San Diego, California 92127
                               Attn:  Kevin McIntosh
                               Vice President, Chief Financial Officer,
                               Secretary and Treasurer
                               Fax:  (858) 716-2101
                               e-mail: kmcintosh@inld.com

                        with a copy to:

                               Paul, Hastings, Janofsky and Walker, LLP
                               695 Town Center Drive, 17th Floor
                               Costa Mesa, California 92626
                               Attn:  John F. Della Grotta, Esq.
                               Fax:  (714) 979-1921
                               e-mail: jfdellagrotta@phjw.com


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Such addresses may be changed from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the date of delivery, if given by Federal Express or other similar overnight service or on the third day after being sent by first class, certified or registered mail; or if given by telecopy or facsimile machine or other electronic media, when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

                (d) Amendments. This Agreement may only be amended by a writing executed by Harrison and the Company.

                (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws. Harrison and the Company hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by Harrison or the Company, shall be litigated in courts having situs within the State of California, County of San Diego and Harrison and the Company hereby expressly consent to the jurisdiction of any local, state or Federal court located within said state and counties, and consent that any service of process in such action or proceeding may be made by personal service upon Harrison or the Company wherever Harrison or the Company may be located, respectively, or by certified or registered mail directed to Harrison or the Company at his/its last known address. Harrison and the Company waive trial by jury, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

                (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                (g) Section Headings. The headings set forth in this Agreement are for convenience of reference only and shall not be deemed to define or limit the provisions hereof or to affect in any way their construction and application.



                            (Signature Page Follows)


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                        (SIGNATURE PAGE - CALL AGREEMENT)

        IN WITNESS WHEREOF, Harrison and the Company have executed and delivered this Agreement on the date first above written.


                                            HARRISON:


                                            /s/ RICHARD T. HARRISON
                                            ------------------------------------
                                            Richard T. Harrison


                                            THE COMPANY:

                                            VENTURE CATALYST INCORPORATED,
                                            a Utah corporation


                                            By: /s/  L. DONALD SPEER, II
                                               ---------------------------------
                                               L. Donald Speer, II
                                               Chairman of the Board and
                                                 Chief Executive Officer




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